                                                                     Page 1 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                 Calculation of Primary Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                                    Year Ended                         Year Ended
                                                                December 31, 1996                  December 31, 1995
                                                          --------------------------    -------------------------------
                                                           Shares     Amount     EPS     Shares     Amount       EPS
                                                          --------   -------   -----    ---------  ---------   --------

Income from continuing operations                                    $ 109.2                       $  184.8

Preferred stock dividend requirements                                   (2.2)                          (2.2)
                                                                     -------                       --------
                                                                       107.0                          182.6
Share base:

     Shares deemed issued pursuant to Joint Plan            60,413                         60,409
     Shares issued through public offerings                 36,610                         36,610
     Shares issued upon exercise of Series A Warrants
         and stock options                                     123                            121

Common Stock issued (or obligated to issue)
     on June 28, 1994:
     Common Stock held for issuance                          3,328                          3,328
     Series A Preferred Stock                                3,328                          3,328
     LTV Steel ESOP                                          1,494                          1,498
     IRS Settlement Agreement                                   65                             65
                                                         ---------                        -------
                                                             8,215                          8,219
                                                         ---------                        -------
Common Stock equivalent shares resulting from
    outstanding Series A Warrants, Stock Options
         and Restricted Stock                                   65                             13
Common Stock issuable upon conversion of
     Series B Preferred Stock                                2,926       2.2                2,926          2.2
                                                         ---------   -------             --------  -----------
                                                           108,352   $ 109.2              108,298  $     184.8
                                                         =========   =======             ========  ===========

PRIMARY EARNINGS PER SHARE                                                     $ 1.01                           $   1.71
                                                                               ======                           ========



                                                                       Year Ended
                                                                   December 31, 1994
                                                        -------------------------------
                                                         Shares     Amount       EPS
                                                        ---------  ---------   --------

Income from continuing operations                                $    127.1

Preferred stock dividend requirements                                  (2.3)
                                                                  ---------
                                                                      124.8
Share base:

     Shares deemed issued pursuant to Joint Plan           60,838
     Shares issued through public offerings                26,542
     Shares issued upon exercise of Series A Warrants
         and stock options                                     54

Common Stock issued (or obligated to issue)
     on June 28, 1994:
     Common Stock held for issuance                         3,328
     Series A Preferred Stock                               3,328
     LTV Steel ESOP                                         1,308
     IRS Settlement Agreement                                  33
                                                        ---------
                                                            7,997
                                                        ---------
Common Stock equivalent shares resulting from
    outstanding Series A Warrants, Stock Options
         and Restricted Stock                                 349
Common Stock issuable upon conversion of
     Series B Preferred Stock                               2,926          2.3
                                                          ---------  ---------
                                                           98,706   $    127.1
                                                          =========  =========

PRIMARY EARNINGS PER SHARE                                                      $   1.29
                                                                                ========

                                                                     Page 2 of 2
                                                                    Exhibit (11)



                               THE LTV CORPORATION
            Calculation of Fully Diluted Earnings Per Share (EPS)
                 (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                               Year Ended                        Year Ended
                                                            December 31, 1996                 December 31, 1995
                                                     --------------------------------  --------------------------------
                                                      Shares      Amount      EPS       Shares      Amount      EPS
                                                     ---------   ---------  ---------  ---------   ---------  ---------

Income from continuing operations                                $     109.2                       $    184.8

Preferred stock dividend requirements                                  (2.2)                             (2.2)
                                                                 ----------                        ----------
                                                                      107.0                             182.6
Share base:

     Shares deemed issued pursuant to Joint Plan       60,413                            60,409
     Shares issued through public offerings            36,610                            36,610
     Shares issued upon exercise of Series A Warrants
         and stock options                                123                               121

Common Stock issued (or obligated to issue)
     on June 28, 1994:
     Common Stock held for issuance                     3,328                             3,328
     Series A Preferred Stock                           3,328                             3,328
     LTV Steel ESOP                                     1,494                             1,498
     IRS Settlement Agreement                              65                                65
                                                     ---------                         ---------
                                                        8,215                             8,219
                                                     ---------                         ---------
Common Stock equivalent shares resulting
   from outstanding Series A Warrants,
   Stock Options and Restricted Stock                      90                                18
Common Stock issuable upon conversion of
     Series B Preferred Stock                           2,926           2.2               2,926           2.2
Common Stock issuable upon conversion of
     Senior Secured Convertible Notes                       0           0.0               5,128           5.3
                                                     ---------   ----------           ---------     ---------
                                                      108,377    $    109.2             113,431     $   190.1
                                                     =========   ==========           =========     =========

FULLY DILUTED EARNINGS PER SHARE                                             $    1.01                         $    1.68
                                                                             =========                         =========





                              THE LTV CORPORATION
             Calculation of Fully Diluted Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                                Year Ended
                                                             December 31, 1994
                                                      --------------------------------
                                                       Shares      Amount      EPS
                                                      ---------   ---------  ---------

Income from continuing operations                                  $   127.1

Preferred stock dividend requirements                                   (2.3)
                                                                   ---------
                                                                       124.8
Share base:

     Shares deemed issued pursuant to Joint Plan        60,838
     Shares issued through public offerings             26,542
     Shares issued upon exercise of Series A Warrants
         and stock options                                  54

Common Stock issued (or obligated to issue)
     on June 28, 1994:
     Common Stock held for issuance                      3,328
     Series A Preferred Stock                            3,328
     LTV Steel ESOP                                      1,308
     IRS Settlement Agreement                               33
                                                      --------
                                                         7,997
                                                      --------
Common Stock equivalent shares resulting
   from outstanding Series A Warrants,
   Stock Options and Restricted Stock                      352
Common Stock issuable upon conversion of
     Series B Preferred Stock                            2,926           2.3
Common Stock issuable upon conversion of
     Senior Secured Convertible Notes                    5,128           5.2
                                                      --------     ---------
                                                       103,837     $   132.3
                                                      ========     =========

FULLY DILUTED EARNINGS PER SHARE                                              $    1.27
                                                                              =========